March 30, 2020

Resonate Blends, Inc.

26565 Agoura Road, Suite 200

Calabasas, CA 91302

Attn: Geoffrey Selzer

Geoffrey:

We are located in New Jersey operating under a State of Emergency due to the outbreak of the corornavirus (COVID-19). As a result of the impact of COVID-19, the ability to complete our audit for the year ended December 31, 2019 has been delayed. We reasonably believe that we will be able to complete our audit for inclusion in the Company’s December 31, 2019 10-K filing within the prescribed, extended extension period, on or prior to May 14, 2020.

/s/ Boyle CPA, LLC